Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT



To the Board of Directors and Stockholders of Individual Investor Group, Inc.

We consent to the incorporation by reference in Registration Statement No. 33-74846 on Form S-3 and Registration Statements Nos. 33-72266, 33-85910 and 333-17697 on Form S-8 of Individual Investor Group, Inc. and subsidiaries of our report dated March 18, 1997, appearing in the Annual Report on Form 10-KSB of Individual Investor Group, Inc. and subsidiaries for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP


New York, New York
March 25, 1997







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